SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[x]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials

DEERE & COMPANY
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
____________________________________________________________________________________
5)  Total fee paid:
[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________________
      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

PRELIMINARY COPY

DEERE & COMPANY
One John Deere Place
Moline, Illinois 61265

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
November 14, 2007

A special meeting of stockholders of Deere & Company will be held on Wednesday, November 14, 2007, at 10:00 A.M. local time at Deere’s headquarters at One John Deere Place, Moline, in Rock Island County, Illinois. At the meeting, stockholders will be asked to consider and vote on an amendment to the Restated Certificate of Incorporation increasing the number of authorized shares of stock for the purpose of effecting a two-for-one stock split in the form of a stock dividend.

You may vote at the meeting if you were a Deere stockholder at the close of business on September 24, 2007.

To be sure that your shares are properly represented at the meeting, whether you attend or not, please sign, date and promptly mail the enclosed proxy card or voter instruction form in the enclosed envelope, or vote through the telephone or Internet voting procedures described on the proxy card or voter instruction form. If your shares are held in the name of a bank, broker or other holder of record, telephone or Internet voting will be available to you only if offered by them. Their procedures should be described on the voting form they send to you.

For the Board of Directors,

Moline, Illinois	MARC A. HOWZE
October 3, 2007	Secretary

YOUR VOTE IS IMPORTANT

WE URGE YOU TO VOTE USING TELEPHONE OR INTERNET VOTING, IF AVAILABLE TO YOU, OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF IT IS MAILED IN THE UNITED STATES.

PROXY STATEMENT

Why am I receiving this proxy statement?
Deere’s Board of Directors is soliciting proxies for a special meeting of stockholders. You are receiving a proxy statement because you owned shares of Deere common stock on September 24, 2007, and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matter on which we would like you to vote and provides information on the matter so that you can make an informed decision.

The notice of special meeting, proxy statement and proxy are being mailed to stockholders on or about October 3, 2007.

What will I be voting on?
An amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 1,200,000,000 shares (see page 3).

How do I vote?
You can vote either in person at the special meeting or by proxy without attending the special meeting. We urge you to vote by proxy even if you plan to attend the special meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted.

Follow the instructions on your voting instruction form. Telephone and Internet voting is available to all registered and most beneficial holders.

Stockholders voting by proxy may use one of the following three options:
  filling out the enclosed voter instruction form, signing it, and mailing it in the enclosed postage-paid envelope;
  voting by Internet (if available, instructions are on the voter instruction form); or
  voting by telephone (if available, instructions are on the voter instruction form).

If you hold your shares in “street name,” please refer to the information forwarded by your bank, broker or other holder of record to see which options are available to you.

The telephone and Internet voting facilities for stockholders will close at 11:59 p.m. eastern standard time on November 13, 2007. If you vote over the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible. The telephone and Internet voting procedures are designed to authenticate stockholders and to allow you to confirm that your instructions have been properly recorded.

What is the voting cutoff for employee savings plans shares?
If you hold shares through one of Deere’s employee savings plans, your vote must be received by November 9, 2007 or the shares represented by the card will not be voted.

Can I change my vote?
Yes. At any time before your proxy is voted, you may change your vote by:
  revoking it by written notice to the Secretary of Deere at the address on the cover of this proxy statement;
  delivering a later-dated proxy (including a telephone or Internet vote); or
  voting in person at the meeting.

If you hold your shares in “street name,” please refer to the information forwarded by your bank, broker or other holder of record for procedures on revoking or changing your proxy.

How many votes do I have?
You will have one vote for every share of Deere common stock that you owned on September 24, 2007.

How many shares are entitled to vote?
There were ____________ shares of Deere common stock outstanding and entitled to vote at the meeting. Each share is entitled to one vote. There is no cumulative voting.

How many votes must be present to hold the meeting?
Under Deere’s By-Laws, a majority of the votes that can be cast must be present, in person or by proxy, to hold the special meeting.

How many votes are needed for the proposal to pass?
The affirmative vote of a majority of the outstanding shares entitled to vote is required to amend Deere’s Restated Certificate of Incorporation.

What if I vote “abstain”?
A vote to “abstain” will have the effect of a vote against the amendment.

If you vote “abstain,” your shares will be counted as present for purposes of determining whether enough votes are present to hold the special meeting.

What if I don’t return my proxy card and don’t attend the special meeting?
If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you don’t vote your shares, your shares will not be voted.

If you hold your shares in “street name,” and you don’t give your bank, broker or other holder of record specific voting instructions for your shares, under rules of the New York

Stock Exchange your record holder can vote your shares on the amendment to the Restated Certificate of Incorporation.

If you don’t give your record holder specific voting instructions and your record holder submits a proxy that does not indicate a vote, the votes will be considered “broker non-votes.” “Broker non-votes” will have the effect of a vote against the proposed amendment. “Broker non-votes” will be counted as present for purposes of determining whether enough votes are present to hold the special meeting.

Is my vote confidential?
Yes. Your voting records will not be disclosed to us except:
  as required by law;
  to the inspectors of voting; or
  if the election is contested.

The tabulator, the proxy solicitation agent and the inspectors of voting must comply with confidentiality guidelines that prohibit disclosure of votes to Deere. The tabulator of the votes and at least one of the inspectors of voting will be independent of Deere and its officers and directors.

If you are a holder of record or an employee savings plan participant, and you write comments on your proxy card, your comments will be provided to us, but your vote will remain confidential

PROPOSED TWO-FOR-ONE STOCK SPLIT IN THE FORM OF A STOCK DIVIDEND

     The Board of Directors recommends that Article FOURTH of Deere’s Restated Certificate of Incorporation be amended for the purpose of increasing the number of shares of stock that Deere is authorized to issue from 609 million (600 million in common stock and 9 million in preferred stock) to 1,209 million (1,200 million in common stock and 9 million in preferred stock). A copy of the proposed amendment is attached as Exhibit A to this proxy statement.

Reasons for the Proposed Amendment

     By resolution dated August 29, 2007, the Board authorized a two-for-one split of the common stock in the form of a stock dividend, subject to stockholder approval of the amendment. The increase in authorized common shares will provide Deere with authority to issue a number of shares sufficient to effect the stock dividend while continuing to reserve an amount of shares sufficient to meet all known requirements and to provide flexibility for the future. Except for the proposed stock split, there are no agreements, commitments or understandings for the issuance of the newly authorized shares. Should circumstances warrant, the Board of Directors has the right to change the amount of the stock dividend or not to effect the dividend. No increase in the number of authorized preferred shares is being proposed.

     The additional authorized shares may be used in the future for any proper corporate purpose approved by the Board of Directors. Permissible uses might include financings, corporate mergers or acquisitions, employee benefit programs, acquisitions of property, funding of new product programs or businesses, stock dividends, stock splits and other corporate purposes. No further action or authorization by the stockholders would be necessary prior to the issuance of additional shares unless the applicable laws or regulations or the rules of any stock exchange on which Deere’s common stock may then be listed require such approval. If the proposed amendment is approved, all or any of the authorized shares of common or preferred stock may be issued without first offering such shares to existing stockholders. The issuance of such shares otherwise than to existing stockholders on a pro rata basis could have the effect of reducing an existing stockholder’s proportionate interest.

     As of September 24, 2007, _________________ shares of common stock had been issued and an aggregate of ______________ shares of common stock were reserved for issuance under various employee benefit plans. Deere has not issued any preferred stock, although 3,000,000 shares of Series A Participating Preferred Stock are reserved for issuance in connection with the Shareholder Rights Plan adopted in 1997.

     The Board of Directors also anticipates that the increase in the number of outstanding common shares through the stock split may place the market price of Deere’s common stock in a range more attractive to investors, particularly individuals, and may result in a broader market for the stock.

     A stockholder vote against the proposed increase in the number of authorized common shares will have the effect of preventing the proposed stock split.

Stock Split Implementation

     If the proposed amendment is approved, stockholders of record as of the close of business on November 26, 2007 will receive, as a stock dividend, one additional share of common stock for each share of common stock owned as of that date. Deere anticipates that the stock dividend will be distributed on or about Monday, December 3, 2007. Stockholders as of the stock split record date will not pay, and Deere will not receive, any payment or other consideration for the additional shares that will be issued or the adjustments that will be made pursuant to the stock split. A stockholder’s equity interest in Deere will not increase as a result of the stock split. However, any sale of the shares received as a result of the stock split by a stockholder will reduce such stockholder’s proportional equity in Deere.

     Deere will apply to the New York Stock Exchange for listing of the additional shares of common stock to be issued if the proposed amendment is approved.

     IMPORTANT NOTE: CERTIFICATES REPRESENTING SHARES OF COMMON STOCK ISSUED PRIOR TO THE STOCK SPLIT WILL CONTINUE TO REPRESENT THE SAME NUMBER OF SHARES OF COMMON STOCK AFTER THE EFFECTIVE DATE. THEREFORE, PLEASE DO NOT DESTROY OR RETURN YOUR EXISTING CERTIFICATES.

     Stockholders should retain their stock certificates issued prior to the stock split record date. Those certificates issued prior to that date will continue to represent the number of shares of common stock evidenced thereby. Deere’s transfer agent, The Bank of New York Mellon, will deliver the additional shares of common stock each holder is entitled to as a result of the stock split registered in uncertificated book-entry form. As a result, instead of receiving stock certificates, stockholders will receive account statements reflecting their ownership interest in shares of common stock. The book-entry shares will be held with Deere’s transfer agent, which will serve as the record keeper for all shares of common stock being issued in connection with the stock split. Any stockholder who wants to receive a physical certificate evidencing shares issued in the stock split will be able to obtain a certificate at no charge by contacting The Bank of New York Mellon Shareowner Services at (800) 268-7369.

     Stockholders whose shares are held by a broker or other nominee in “street name” also will not receive certificates representing the new shares. Instead, their accounts will be credited with the new shares in accordance with the procedures used by their broker or nominee.

Accounting Effects of the Proposed Split

     Following the split, an amount equal to the par value of shares issued in the split would be transferred from retained earnings to the Deere’s common stock account. The $1.00 par value of the common stock would not change.

Tax Effects of the Stock Split

     Deere has been advised by tax counsel that, under existing U.S. federal income tax laws and regulations, the receipt in the stock split by stockholders of one additional share of Deere common stock for each share of common stock previously owned in the form of a dividend, will not constitute taxable income or gain or loss to stockholders. The cost or other tax basis of each share of common stock held by a stockholder immediately prior to the split will be divided equally between the corresponding two shares held immediately after the split. The holding period for each of the two shares will include the period for which the corresponding old share of Deere common stock was held. The laws of jurisdictions other than the United States may impose income taxes on the receipt by a stockholder of additional shares of common stock resulting from the split. Assuming transactions of an equivalent dollar amount, brokerage commissions on purchases and sales of the common stock after the split and transfer taxes, if any, may be somewhat higher than before the split, depending on the specific number of shares involved. Stockholders are urged to consult their own tax and financial advisors.

Anti-Takeover Effects of the Proposed Amendment

     As is presently the case, the availability for issuance of additional shares of Deere common stock could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of Deere. For example, the issuance of shares of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of Deere. Deere is not aware of any pending or threatened efforts to obtain control of Deere. In addition, the increased shares authorized by the proposed amendment could permit the Board of Directors to issue shares to persons supportive of management’s position. Such persons might then be in a position to vote to prevent or delay a proposed business combination that is deemed unacceptable to the Board of Directors, although perceived to be desirable by some stockholders.

Additional Effects of the Stock Split

     Upon the effectiveness of the stock split, appropriate adjustments will be made to stock options and other stock-based instruments awarded and to be awarded under Deere’s compensation and benefit programs. Appropriate adjustments will also be made to the outstanding preferred share purchase rights issued under the Shareholder Rights Plan attached to the shares of common stock currently outstanding and the rights to be attached to the shares of common stock issued pursuant to the stock split. The preferred share purchase rights are not currently exercisable.

     The stock split will have no effect on the number of units owned by participants in the Company’s 401(k) Deere stock unit fund. After the split, each fund unit will represent approximately twice the number of shares represented prior to the split.

     Under Delaware law, Deere’s stockholders are not entitled to dissenters’ rights with respect to the proposed amendment to Deere’s Restated Certificate of Incorporation. Furthermore, Deere’s stockholders do not have preemptive rights, which means they do not have the right to purchase shares in any future issuance of common stock in order to maintain their proportionate equity interests in Deere.

     Although the Board of Directors will authorize the further issuance of common stock after the stock split only when it considers such issuance to be in the best interests of Deere, stockholders should recognize that any such issuance of additional stock will have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and the equity and voting rights of holders of shares of common stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

OTHER MATTERS

     Pursuant to Deere’s Bylaws, the business transacted at the meeting will be limited to the proposal described above. However, if any other proper business should come before the meeting, the persons named in the accompanying proxies will have discretionary authority to vote according to their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

       The following table shows the number of shares of our common stock beneficially owned as of September 14, 2007 (unless otherwise indicated) by:
  each person, who, to our knowledge, beneficially owns more than 5% of our common stock;
  each of our directors;
  each named executive officer as determined in accordance with U.S. Securities and Exchange Commission rules; and
  all directors and executive officers as a group.

     A beneficial owner of stock is a person who has sole or shared voting power, meaning the power to control voting decisions, or sole or shared investment power, meaning the power to cause the sale of the stock.

     With respect to beneficial owners of more than 5% of our common stock, the information is based solely upon statements on Schedule 13G for the year ended December 31, 2006 filed by such entities with the U.S. Securities and Exchange Commission. The entities hold the shares as a result of acting as registered investment advisors to various investment companies, funds and others.

     All individuals listed in the table have sole voting and investment power over the shares unless otherwise noted. Deere has no preferred stock issued or outstanding.

     The table also includes information about exercisable stock options credited to executive officers under compensation plans.

     In addition to the number of shares shown in the table, directors own the deferred stock units listed in footnote five following the table. The deferred stock units are credited to directors under the Nonemployee Director Deferred Compensation Plan. The value of the units are subject to the same market risks as Deere common stock. The units are payable only in cash and, with limited exceptions, must be held until the director’s retirement from the Board.

     In addition to the number of shares shown in the table, executive officers own the restricted stock units listed in footnote six following the table. The restricted stock units represent stock equivalent units awarded under the John Deere Omnibus Equity and Incentive Plan as part of long-term compensation. The units vest after three years and are payable only in stock after five years or following retirement.

	Shares
	Beneficially	Options	Percent of
	Owned Excluding	Exercisable	Shares
	Options (1)	Within 60 Days	Outstanding
Greater Than 5% Owners
Capital Research and Management Company
333 South Hope Street
Los Angeles, California 90071 (2)	20,472,800		9.2%
FMR Corp.
82 Devonshire Street
Boston, Massachusetts 02109 (3)	14,330,866		6.5%
Wellington Management Company, LLP
75 State Street
Boston, Massachusetts 02109 (4)	16,762,870		7.6%

Directors (5)
Crandall C. Bowles	11,289		*
Vance D. Coffman	3,197		*
T. Kevin Dunnigan	11,117		*
Charles O. Holliday, Jr.	511		*
Dipak C. Jain	6,548		*
Clayton M. Jones	343		*
Arthur L. Kelly	17,950		*
Robert W. Lane	122,250	607,209	*
Antonio Madero B.	11,250		*
Joachim Milberg	5,285		*
Richard B. Myers	1,519		*
Thomas H. Patrick	19,557		*
Aulana L. Peters	6,135		*

Named Executive Officers (6)
H. J. Markley (7)	23,088		*
Nathan J. Jones (8)	2,111		*
David C. Everitt	1,312		*
Samuel R. Allen	1,887	65,184	*

All directors and executive
officers as a group (22 persons) (9)	252,438	746,144	*

*     Less than 1% of the outstanding shares of Deere common stock.

(1)	The table includes the following number of restricted shares awarded to directors under Deere’s Nonemployee Director Stock Ownership Plan. These shares may not be transferred prior to retirement as a director.

Director	Restricted Shares
Mrs. Bowles	9,889
Mr. Coffman	3,197
Mr. Dunnigan	9,117
Mr. Holliday	511
Mr. Jain	6,548
Mr. Jones	343
Mr. Kelly	13,750
Mr. Madero	11,250
Mr. Milberg	5,285
Mr. Myers	1,519
Mr. Patrick	9,557
Mrs. Peters	5,935

(2)	Capital Research and Management Company disclaims beneficial ownership of the shares. Capital Research and Management Company has sole voting power over 1,675,950 shares and sole dispositive power over 20,472,800 shares.

(3)	FMR Corp. and its subsidiaries have sole voting power over 2,214,091 shares and sole dispositive power over 14,330,866 shares.

(4)	Wellington Management Company, LLP has shared voting power over 8,763,270 shares and shared dispositive power over 16,762,870 shares.

(5)	In addition to the shares listed in the table, directors own the following number of deferred stock units credited under the Nonemployee Director Deferred Compensation Plan.

Director	Deferred Units
Mrs. Bowles	9,562
Mr. Coffman	3,078
Mr. Kelly	3,846
Mr. Madero	3,326
Mr. Patrick	5,947

(6)	In addition to the shares listed in the table, executive officers own the following number of restricted stock units awarded to executive officers under Deere’s Omnibus Equity and Incentive Plan.

Executive	Restricted Units
Mr. Lane	281,849
Mr. Markley	56,788
Mr. Jones	58,905
Mr. Everitt	54,198
Mr. Allen	52,475
All executive officers	609,649

(7)	The number of shares shown for Mr. Markley includes 5,130 shares owned by family members. Mr. Markley disclaims beneficial ownership of those shares.

(8)	Mr. Jones resigned as President, Worldwide Commercial & Consumer Equipment in September, 2007.

(9)	The number of shares shown for all directors and executive officers as a group includes 10,640 shares owned jointly with family members over which the directors and executive officers share voting and investment power.

HOUSEHOLDING INFORMATION

What is “householding”?
We have adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. Under this procedure, a single copy of this proxy statement will be sent to any household at which two or more stockholders reside if they appear to be members of the same family, unless one of the stockholders at that address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and fees.

Stockholders who participate in householding will continue to receive separate proxy cards.

Householding will not affect dividend check mailings in any way.

If a single copy of this proxy statement was delivered to an address that you share with another stockholder, at your written or oral request to Deere & Company Stockholder Relations, One John Deere Place, Moline, Illinois 61265-8098, (309) 765-4539, we will promptly deliver a separate copy.

How do I revoke my consent to the householding program?
If you are a holder of record and share an address and last name with one or more other holders of record, and you wish to continue to receive separate proxy statements and other disclosure documents, you must revoke your consent by contacting Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

STOCKHOLDER PROPOSALS AND NOMINATIONS

     Next year’s annual meeting of stockholders will be held on February 27, 2008. As reported in the proxy statement for the 2007 annual meeting, the deadline for submitting shareholder proposals to be considered for inclusion in the proxy statement for the 2008 annual meeting was September 18, 2007.

     If you want to present a proposal at next year’s annual meeting, without including the proposal in the proxy statement, or if you want to nominate one or more directors, you must provide written notice to the Corporate Secretary at the address below. The Secretary must receive this notice not earlier than October 30, 2007 and not later than November 29, 2007. Nominations of directors may be made at the annual meeting of stockholders only by or at the direction of the

Board, or by any stockholder entitled to vote at the meeting who complies with the above described notice procedure.

     Notice of a proposal must include, for each matter, a brief description of the matter to be brought before the meeting; the reasons for bringing the matter before the meeting; and your name, address, the class and number of shares you own, and any material interest you may have in the proposal.

     Notice of a nomination must include your name, address, the class and number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. You must submit the nominee’s consent to be elected and to serve. Deere may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee.

     Proponents must submit stockholder proposals and recommendations for nomination as a director in writing to the following address:

          Corporate Secretary
          Deere & Company
          One John Deere Place
          Moline, Illinois 61265-8098

     The Secretary will forward the proposals and recommendations to the Corporate Governance Committee for consideration.

COST OF SOLICITATION

The cost of soliciting proxies in the form enclosed is being borne by Deere. In addition to solicitation by mail, arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send proxy material to their principals and Deere will reimburse them for their expenses in doing so. Deere has engaged Georgeson Inc. to solicit proxies held by brokers and nominees	for an estimated fee of $10,000 plus reimbursement of certain out-of-pocket expenses. In addition to their usual duties, directors, officers, and a few certain other employees of Deere may solicit proxies personally or by telephone, fax or e-mail. They will not receive special compensation for these services.

TRANSFER AGENT CONTACT

     The Bank of New York Mellon, serves as transfer agent, registrar and dividend paying agent for Deere’s common stock. Correspondence relating to any stock accounts, stock certificates or dividends should be addressed to:

     Deere & Company
     c/o BNY Mellon Shareowner Services
     Receive & Deliver Department-11W
     P. O. Box 11002, Church Street Station
     New York, New York 10286

     Phone toll free: 1-800-268-7369
     From outside the U.S. phone: 610-312-5303
     TTY: 1-888-269-5221

For the Board of Directors,

Moline, Illinois October 3, 2007	MARC A. HOWZE Secretary

EXHIBIT A
AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors recommends that the first sentence of Article FOURTH of the Company’s Restated Certificate of Incorporation be amended to read as follows:

     “FOURTH. The stock that the corporation shall have authority to issue is 1,209,000,000 shares, of which 1,200,000,000 shares shall be common stock, $1 par value (common stock), and 9,000,000 shares shall be preferred stock, $1 par value (preferred stock), issuable in series.”

A-1

DIRECTIONS TO THE DEERE & COMPANY WORLD HEADQUARTERS
One John Deere Place, Moline, Illinois 61265-8098

     The special meeting will be held in the auditorium of the Deere & Company World Headquarters, which is located at One John Deere Place, Moline, Illinois. John Deere Place intersects the north side of John Deere Road east of 70th Street, Moline. The entrance to the World Headquarters and parking are on the east side of the building.

   From Chicago (or the east)

     Take I-290 (Eisenhower Expressway) west to I-88 West (East-West Tollway) which turns into IL5/ John Deere Road. Follow IL5/John Deere Road to John Deere Place. Turn right onto John Deere Place. Follow for about 1/4 mile. Turn left onto the World Headquarters grounds. Follow the signs to parking on the east side of the building.

   From Des Moines (or the west)

     Take I-80 east to exit number 298. Exit onto I-74 East. Follow for about 9 1/4 miles to the IL5 East/John Deere Road exit (Exit number 4B). Exit onto IL5 East/John Deere Road. Follow IL5/John Deere Road east for 3.3 miles to John Deere Place. Turn left onto John Deere Place. Follow for about 1/4 mile. Turn left onto the World Headquarters grounds. Follow the signs to parking on the east side of the building.

   From Peoria (or the south)

     Take I-74 west to the I-280 West exit. Exit onto I-280 West. Follow for about 10 miles to exit number 18A. Exit onto I-74 West. Follow for about 1/2 mile to the IL5 East/John Deere Road exit (Exit number 4B). Exit onto IL5 East/John Deere Road. Follow IL5/John Deere Road east for 3.3 miles to John Deere Place. Turn left onto John Deere Place. Follow for 1/4 mile. Turn left onto the World Headquarters grounds. Follow the signs to parking on the east side of the building.

DEERE & COMPANY
STOCKHOLDER RELATIONS
ONE JOHN DEERE PLACE
MOLINE, IL 61265-8098

YOUR VOTE IS IMPORTANT.
THANK YOU FOR VOTING!

VOTE BY TELEPHONE AND INTERNET
24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Deere & Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned the proxy card.

If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DEERE1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DEERE & COMPANY

The Directors recommend a vote FOR the proposed amendment to the Restated Certificate of Incorporation		For	Against	Abstain

1.	Amendment of the Company's Restated Certificate of Incorporation increasing the number of authorized shares of stock to effect a two-for-one stock split in the form of a dividend of the Company's Common Stock.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐	(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Dear Stockholders:

It is a pleasure to invite you to the Special Meeting of Stockholders of Deere & Company. The meeting will be held at 10 A.M. central time on Wednesday, November 14, 2007 at the Deere & Company World Headquarters, One John Deere Place, Moline, Illinois.

The Notice of the Meeting and Proxy Statement enclosed cover the formal business of the meeting, which includes an amendment of Deere & Company's Restated Certificate of Incorporation increasing the number of authorized shares of stock to effect a two-for-one stock split in the form of a dividend of the Company's Common Stock and any other business to properly come before the meeting. The rules of conduct for the meeting include the following:

1.	No cameras, sound equipment or recording devices may be brought into the auditorium.

2.	There will be a discussion period at the end of the meeting. If you wish to present a question or comment, please wait for an attendant to provide a microphone, then begin by stating your name, indicating the city and state where you reside, and confirming that you are a stockholder. If you have a question for someone at the meeting other than the Chairman, please write the question and the name of the person you wish to ask on a piece of paper (along with your name, city and state and confirmation that you are a stockholder) and give it to an attendant prior to the start of the meeting.

3.	The Chairman is authorized to impose reasonable time limits on the remarks of individual stockholders and has discretion to rule on any matters that arise during the meeting. Personal grievances or claims are not appropriate subjects for the meeting.

4.	Voting results announced at the meeting by the Inspectors of Voting are preliminary. Final results will be included in the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the first quarter of fiscal 2008.

5.	Cell phones, pagers and similar devices should be silenced.

Detach Proxy Card Here
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DEERE & COMPANY
PROXY- SPECIAL MEETING / 14 NOVEMBER 2007

Solicited by the Board of Directors for use at the Special Meeting of Stockholders of Deere & Company on November 14, 2007.

The undersigned appoints each of Robert W. Lane and Marc A. Howze, attorney and proxy, with full power of substitution, on behalf of the undersigned, and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of Deere & Company that the undersigned would be entitled to vote at the above Special Meeting and any adjournment thereof.

The shares represented by this proxy will be voted as specified and, in the discretion of the proxies, on all other matters.

Please mark, date and sign your name exactly as it appears on this proxy and return this proxy in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give your full title as such. For joint accounts, each joint owner should sign.

     THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

Change of Address and or Comments:

(If you noted a change of address and/or comments above, please mark box on the reverse side)